UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 25, 2024
Date of Report (date of earliest event reported)

OpGen, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-37367	06-1614015
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

9717 Key West Ave, Suite 100 Rockville, MD	20850
(Address of principal executive offices)	(Zip code)

(240) 813-1260
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OPGN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On March 29, 2024, OpGen, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Initial 8-K”) pursuant to which the Company reported that the board of directors of the Company (the “Board”) had elected Avraham Ben-Tzvi, David Natan, and Matthew C. McMurdo to the Board, effective as of March 25, 2024. At such time, the Board had not yet appointed such directors to any committee of the Board. Accordingly, this amendment to the Initial 8-K is solely being filed for the purpose of disclosing the appointments of such directors to certain committees of the Board. This amendment adds to and does not otherwise amend or change any other disclosure contained in the Initial 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of May 23, 2024, the following directors were appointed to the following committees of the Board:

Committee:	Members:
Audit Committee:	David Natan (Chair) Avraham Ben-Tzvi Matthew C. McMurdo

Compensation Committee	Matthew C. McMurdo (Chair) Avraham Ben-Tzvi David Natan

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 30, 2024	OpGen, Inc.

	By:	/s/ David Lazar
		Name:	David Lazar
		Title:	Chairman and Chief Executive Officer

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